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                         AMENDMENT NO. 2 TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NO. 2 (the "Amendment"), dated as of November 6, 2000, is made by and among BANK OF AMERICA, N.A., formerly Bank of America National Trust and Savings Association (the "Bank") and OUTLOOK GROUP CORP., OUTLOOK LABEL SYSTEMS, INC. and OUTLOOK PACKAGING, INC. (individually, a "Borrower" and, collectively, the "Borrowers").

                                    RECITALS

         A. The Bank and the Borrowers have entered into an Amended and Restated Loan and Security Agreement dated as of May 12, 1999, as amended by that certain Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of November 30, 1999 (as so amended, the "Agreement").

         B. The Bank and the Borrowers desire to amend the Agreement.

                                    AGREEMENT

1. DEFINITIONS. Capitalized terms used, but not defined, in this Amendment shall have the meaning given to them in the Agreement.

2. AMENDMENT. Section 10.21 of the Agreement is hereby amended and restated in its entirety to read:

         "10.21 Capital Expenditures. The Borrowers will not, and will not permit their Subsidiaries to, make or incur any Capital Expenditure, if after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by the Borrowers on a consolidated basis, would exceed $4,000,000 in any Fiscal Year; provided, however, that for the Fiscal Year End May 31, 2001 only, the aggregate amount of all Capital Expenditures made or incurred by the Borrowers on a consolidated basis shall not exceed $9,000,000."

3. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Bank that:

         3.1 There is no event which is, or with notice or lapse of time or both would be, a Default or an Event of Default under the Agreement except those Defaults or Events of Default, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank;

         3.2 The representations and warranties of the Borrowers set forth in the Loan Documents are true and correct on the date of this Amendment as if made on the date of this Amendment;



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         3.3 The Borrowers have notified the Bank in writing of any change in
         (i) the locations of the Borrowers' place of business or, if the Borrowers have more than one place of business, the Borrowers' chief executive office and any collateral; and (ii) the Borrowers' names, identities or business structures.

         3.4 This Amendment is within the Borrowers' power, has been duly authorized, and does not conflict with any of the Borrowers' organization papers; and

         3.5 This Amendment does not conflict with any law, agreement, or obligation by which the Borrowers are bound.

4. CONDITIONS. This Amendment will become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to receipt by the Bank of an original of this Amendment duly executed by the Borrowers.

5. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

This Amendment is executed and delivered as of the date set forth above.

BANK OF AMERICA, N.A.                            OUTLOOK GROUP CORP.


By: /s/ Gregory Mojica                           By: /s/ Paul M. Drewek
    -------------------------                       ----------------------------
Title:  Vice President                           Title:  Chief Financial Officer


                                                 OUTLOOK LABEL SYSTEMS, INC.


                                                 By: /s/ Paul M. Drewek
                                                     ---------------------------
                                                 Title:  Chief Financial Officer


                                                 OUTLOOK PACKAGING, INC.


                                                 By: /s/ Paul M. Drewek
                                                     ---------------------------
                                                 Title:  Chief Financial Officer


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